UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida
(Address of principal executive offices)

33309
(Zip Code)

(954) 556-4020
Registrant’s telephone number, including area code

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Due to the matters set forth in Items 4.01 and 4.02 of this Current Report on Form 8-K, which are incorporated herein by reference, Ener1, Inc. (the "Company") has not filed its Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2005 (the "September 10-QSB"). The Company has entered into two securities purchase agreements, dated as of January 20, 2004 and March 14, 2005, in connection with the issuance of $20,000,000 in aggregate principal amount of its senior secured convertible debentures due January 20, 2009 (the "2004 Debentures") and $14,225,000 in aggregate principal amount of its senior secured convertible debentures due March 14, 2009 (the "2005 Debentures" and together with the 2004 Debentures, the "Debentures"), respectively. Each of these agreements includes a covenant that requires the Company to timely file with the Securities and Exchange Commission all reports required to be filed pursuant to the Securities Exchange Act of 1934 (the "Reporting Covenant"). Under the terms of the Debentures, if the Company breaches this covenant and such breach continues for a specified cure period following written notice of the breach from a holder of the debentures, an event of default will occur. The cure period is ten (10) business days following written notice of a breach from a holder of the debentures, provided, that if during such ten business day period, the Company is diligently and in good faith taking steps to cure such breach, the period will be extended to fifteen (15) business days.

On December 15, 2005, the Company received notice of the Company's breach of the Reporting Covenant from a holder of both the 2004 Debentures and the 2005 Debentures. If the Company is not able to cure this breach and an event of default occurs, the holders of the Debentures may, among other remedies, require that the Company redeem the Debentures at the redemption prices stated in the debentures. The redemption price of the 2004 Debentures is 101% of the principal plus all accrued and unpaid interest. The redemption price of the 2005 Debentures is equal to the greater of (1) 105% of the principal plus all accrued and unpaid interest or (2) the "market value" (as defined in the 2005 Debentures) of shares of Company common stock issuable upon conversion of the debentures. The requirement to redeem the Debentures will have a material adverse effect on the Company’s financial condition and results of operations.

Item 4.01 Change in Registrant's Certifying Accountant

On December 16, 2005, the Company dismissed Eisner, LLP ("Eisner"), the Company's independent registered public accounting firm, as of that date. On December 15, 2005, the Company engaged Malone & Bailey as the Company's independent registered public accounting firm, effective immediately. The decision to dismiss Eisner and engage Malone & Bailey was approved by the Audit Committee of the Board of Directors of the Company (the "Audit Committee").

Eisner was the Company's independent registered public accounting firm from September 20, 2005 through December 15, 2005 and during that time did not complete its review or issue any reports on the Company's consolidated financial statements.

In connection with its review of the Company's financial statements for the quarter ended September 30, 2005, Eisner raised questions about the appropriateness of the Company’s accounting treatment of the Debentures in the three respects described below. Accordingly, the Company has not yet filed the September 10-QSB.

1. The Company accounted for the Debentures based on the guidance relating to accounting for convertible debt and debt issued with stock purchase warrants provided in Accounting Principles Board (“APB”) Release No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants” (“APB 14”), Emerging Issues Task Force (“EITF”) Release No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 98-5”), and EITF Release No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” (“EITF 00-27”). In accordance with this guidance, the Company allocated the proceeds of each offering of Debentures between the debentures and the associated warrants to purchase the Company's common stock based on their relative fair values. In connection with the determination of the relative fair values of the 2004 Debentures and the associated warrants, the Company concluded that the fair value of the 2004 Debentures was equal to the face value, or redemption value, of the 2004 Debentures of $20,000,000. The Company concluded that the redemption value represented the fair value of the 2004 Debentures rather than the quoted market price of the common stock underlying the debentures on the date of issuance as a result of the limited liquidity of the Company's common stock. The Company also applied a 30% discount in determining the fair value of the warrants issued with the Debentures to reflect the limited liquidity of the Company’s common stock. Eisner questioned the appropriateness of applying a liquidity discount to the quoted market price of the common stock into which the 2004 Debentures were immediately convertible and a 30% liquidity discount to the value of the warrants issued with the Debentures.

2. In accordance with the accounting guidance described above, the Company recorded a discount on the 2004 Debentures in the amount of $20,000,000 (the "Discount"). This Discount is being accreted to interest expense using the interest method over the life of the 2004 Debentures (five years). Because the principal of the 2004 Debentures, net of the Discount, is zero, the Company did not record any amount on its balance sheet for the principal amount of the 2004 Debentures. The Company incurred $1,473,000 of direct financing costs associated with the issuance of the 2004 Debentures. Because the principal amount of the 2004 Debentures was reduced to zero on the Company’s balance sheet, the Company concluded that it should not record the portion of such financing costs associated with the 2004 Debentures, approximately $900,000, as a deferred cost (an asset) on its balance sheet. The Company plans to amortize the cost related to the 2004 Debentures of approximately $900,000 to interest expense in a manner consistent with the amortization of the Discount. Therefore, the Company recorded the portion of the financing costs allocated to the 2004 Debentures as a charge to paid-in capital. Eisner indicated that it believes that the portion of the financing costs allocated to the 2004 Debentures should be initially recorded as deferred financing costs rather than as a charge to paid-in capital; and that the deferred financing costs should be amortized and charged to expense over the term of the 2004 Debentures in a manner consistent with the accretion of the Discount rather than increasing paid-in capital.

3. Because the Company did not record any amount on its balance sheet with respect to the 2004 Debentures, the effective interest rate for the 2004 Debentures approximates infinity because an interest rate cannot be computed on a zero balance. As a result, a proportionate amount of the Discount shall be accreted and recognized as interest expense on the first to occur of maturity (January 21, 2009), repayment or conversion of any principal amount of the 2004 Debentures. The Company is recognizing the coupon interest it pays during the term of the 2004 Debentures as such expense is incurred. If the Company did not expense the coupon payments in this manner, these amounts would be capitalized as an asset on the Company's financial statements, which the Company did not believe would be appropriate. Eisner questioned the appropriateness of this accounting treatment.

The Company is making every effort to file this report at the earliest possible date. The Company’s Audit Committee was not able to establish a timeframe acceptable to them for Eisner to complete its review of the Company's financial statements that would enable the Company to file the September 10-QSB.  For this reason, the Audit Committee dismissed Eisner as the Company's independent registered accounting firm.

The Company provided a copy of the foregoing disclosures to Eisner prior to filing this Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission"), and requested that Eisner furnish it with a letter to the Commission stating whether or not it agrees with the above statements.  The Company will file a copy of Eisner's response as an amendment to this Current Report no later than two business days after it is received from Eisner.

During the fiscal years ended December 31, 2004 and 2003 and the subsequent interim period from January 1, 2005 through December 14, 2005, (1) the Company did not consult Malone & Bailey regarding either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements; and (2) the Company did not consult Malone & Bailey regarding any matter that was the subject of a disagreement or other event reportable pursuant to Item 304(a)(1)(iv) of Regulation S-B.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Annual Report or Completed Interim Review

The matter set forth in Item 4.01 of this report on Form 8-K is incorporated herein by reference. Management of the Company, in consultation with the Audit Committee, determined on December 15, 2005 that the Company's historical accounting treatment of the Debentures is incorrect in the respects described in Item 4.01 above and that the Company will restate its financial statements for the year ended December 31, 2004 and for the periods ended March 31 and June 30, 2005. The Company is also considering whether the Debentures and the Preferred Stock issued by the Company and a subsidiary have been accounted for appropriately in these periods in accordance with the requirements of EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock,” and related rules. As a result, the Company's shareholders should no longer rely on the Company's previously filed financial statements for these periods. These matters have been discussed by the Audit Committee with Eisner, Malone & Bailey and Kaufman, Rossin & Co., the independent registered public accounting firm that audited the Company's financial statements for the year ended December 31, 2004 and reviewed the Company’s financial statements for the periods ended March 31 and June 30, 2005.

The Company is working with its independent registered public accounting firm to complete the review of the accounting matters discussed in this Current Report. Once this review is complete, the Company will restate its financial statements for the year ended December 31, 2004 and for the periods ended March 31 and June 30, 2005 and file amendments to its reports with the Commission reflecting these restatements as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005	Ener1, Inc. (Registrant) By: /s/ Kevin Fitzgerald Kevin Fitzgerald Chief Executive Officer